Exhibit 99.1

Roivant Sciences Announces Pricing of Primary and Secondary Public Equity Offering

BASEL, Switzerland, LONDON, NEW YORK, and BOSTON, November 8, 2022 – Roivant Sciences Ltd. (Nasdaq: ROIV), a next-generation biopharmaceutical company dedicated to improving the delivery of healthcare to patients, announced today the pricing of its primary and secondary public offering of 30,000,000 common shares of Roivant, consisting of 20,000,000 common shares offered by Roivant and 10,000,000 common shares offered by the selling shareholders at a price to the public of $5.00 per share for total gross proceeds of $150 million, consisting of total gross proceeds to Roivant of approximately $100 million and total gross proceeds to the selling shareholders of approximately $50 million. In addition, Roivant has granted the underwriter a 30-day option to purchase up to $22.5 million additional common shares. Roivant expects its cash position will be sufficient to fund its operating expenses and capital expenditure requirements into the second half of calendar year 2025. Roivant will not receive any of the proceeds from the sale of its common shares by the selling shareholders. The offering is expected to close on November 10, 2022, subject to customary closing conditions.

Cantor Fitzgerald & Co. is acting as sole bookrunner for the offering.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective on October 3, 2022. The offering is being made only by means of a prospectus supplement and accompanying prospectuses. When available, copies of the final prospectus supplement and accompanying prospectuses related to the offering will be filed with the SEC and will be available free of charge by visiting EDGAR on the SEC’s website at www.sec.gov.

When available, copies of the final prospectus supplement and the accompanying prospectuses relating to the offering may be obtained free of charge from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 4th Floor, New York, New York 10022, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About Roivant Sciences

Roivant’s mission is to improve the delivery of healthcare to patients by treating every inefficiency as an opportunity. Roivant develops transformative medicines faster by building technologies and developing talent in creative ways, leveraging the Roivant platform to launch “Vants” – nimble and focused biopharmaceutical and health technology companies.

Roivant Sciences Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words or similar expressions. The words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of our products and product candidates, the availability and success of topline results from our ongoing clinical trials, the receipt of proceeds from the expected sale of the Myovant top-up shares to Sumitomo Pharma, any commercial potential of our products and product candidates and any pending or potential litigation, including but not limited to our expectations regarding the outcome of any such litigation and costs and expenses associated with such litigation. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors

Roivant Investor Relations
ir@roivant.com

Media

Stephanie Lee
Roivant Sciences
stephanie.lee@roivant.com